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                                                                  EXHIBIT 10.28













                              ACQUISITION AGREEMENT

                                     Between

                         SCICLONE PHARMACEUTICALS, INC.

                                       and

                                  SCLAVO S.P.A.


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                              ACQUISITION AGREEMENT


         This Agreement is dated as of _____________, 1998 (the "Effective Date"), and is made between SciClone Pharmaceuticals, Inc., a California corporation, having its registered office at 901 Mariner's Island Blvd., San Mateo, CA 94404 ("SciClone"), and Sclavo S.p.A., an Italian company, with a registered office located at Via Florentina, 1, 53100 Siena, Italy ("Sclavo"). SciClone and Sclavo are hereinafter collectively called the "Parties", or individually called a "Party".

                                    RECITALS

         A. SciClone Pharmaceuticals International Ltd. ("SPIL"), is a wholly owned subsidiary of SciClone, with a registered office at Room 3705, Windsor House, 311 Gloucester Road, Causeway Bay, Hong Kong. SPIL and Sclavo entered into a Manufacturing Services Agreement dated July 27, 1993 (the "Manufacturing Agreement").

         B. SciClone and Sclavo entered into a License Agreement dated April 21, 1997 (the "License Agreement"), pursuant to which SciClone granted certain license rights to Sclavo with respect to Thymosin alpha 1 ("TA-1") in the Territory (hereinafter defined).

         C. The Parties have determined that it is mutually desirable for SciClone to purchase and acquire from Sclavo all of Sclavo's rights with respect to (i) the License Agreement and the Manufacturing Agreement and to terminate said agreements, and (ii) the Licensed Products (hereinafter defined), in accordance with the terms of this Agreement. The Parties have also determined it is mutually desirable for the Parties to enter into a distributorship agreement, pursuant to which Sclavo would be granted certain distribution rights in Italy for the Licensed Products.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth, SciClone and Sclavo agree as follows:


                                    ARTICLE I

                                   Definitions

         The following terms, as used in this Agreement, shall have the meanings set forth in this Article:

                  "Adverse Event" shall mean any event that is reported to the Commission, the FDA, a Notified Body, or a Competent Authority with respect to the Licensed Products.

                  "Affiliate" shall mean, with respect to a Party to this Agreement, either a "societa collegata" and a "societa controllata" under Italian laws, as well as any natural person having control of that Party under Italian law. "Affiliate shall also mean (i) any entity directly or


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indirectly controlling, controlled by or under common control with another entity, (ii) any person or entity owning or controlling fifty percent (50%) or more of the outstanding voting securities of an entity, or (iii) any officer, director or partner of an entity. "Control" shall mean the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through the ownership of a majority of the outstanding voting securities or by contract or otherwise.

                  "AIC Purchase and Sale Agreement" means the purchase and sale agreement between Sclavo and SciClone, with respect to the AIC governmental approvals, as referenced on Schedule 1 attached hereto, which agreement is to be submitted to the Ministry of Health of Italy, and pursuant to which agreement a specified portion of the Cash Price is to be paid by SciClone to Sclavo.

                  "Applicable Laws" shall mean all applicable laws, rules, regulations, standards or guidelines established within the Licensed Territory that may apply to the Licensed Products or the performance of Sclavo's past or present obligations with respect to the Licensed Products. Any reference in this Agreement to any provision of Applicable Laws shall be construed as a reference to that provision as amended, re-enacted or extended at the relevant time.

                  "Approvals" shall mean the Specified Approvals, together with any and all other existing authorizations, permits, licenses, including sales and manufacturing licenses, AIC (e.g., "Autorizzazione all'immissione in commercio"), registrations, free sale certificates, marketing authorization, reservations, also in the form of negative approvals ("silenzio assenso"), and in general all similar authorization measures or governmental approvals, from any Competent Authority in the Licensed Territory necessary for the development, manufacturing, testing and/or marketing (and ancillary activities) of the Licensed Products and to which Sclavo has rights.

                  "Cash Price" shall mean one million dollars in currency of the United States of America (US$1,000,000), as further defined in Section 5.1 hereof.

                  "Clinical Trials" shall mean all agreements, data, filings, protocols, Approvals and Pending Applications applicable to any clinical study (past, present or planned) for the Licensed Products in the Territory, to which Sclavo has rights.

                  "Closing Date" is defined in Section 6.1(a) hereof.

                  "Closing Items" are defined in Section 6.2 hereof.

                  "Commission" shall mean the Commission of the European Community.

                  "Competent Authority" shall mean any regulatory or administrative body competent to grant Approvals as defined above with regard to the Licensed Products.

                  "Control Person" is defined in Section 5.3(a).



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                  "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, costs (including reasonable costs of investigation) and reasonable expenses of any nature.

                  "Effective Date" shall mean the date specified on the first page of this Agreement.

                  "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "FDA" shall mean the United States Food and Drug
Administration.

                  "Improvements" shall mean any and all process or application improvements of TA-1, developed by Sclavo or to which Sclavo has any rights. The term also includes improvements to which Sclavo has rights and obtained with commercial products which contain, in addition to a Licensed Product, other therapeutically active ingredients or which involve a medical or diagnostic device or medical or diagnostic process in addition to a Licensed Product, provided, however, that the terms "diagnostic device or medical or diagnostic process" for the purposes of this definition shall be deemed to include only such devices or processes using TA-1 and shall not include such devices or processes as antibodies against TA-1, such as radioimmunoassays.

                  "Inventions" shall mean any inventions and/or copyrightable works applicable to the Licensed Products which are owned by Sclavo or in which Sclavo has any ownership or license rights, including all patents and patent applications for such inventions and all copyrights and copyright applications for said works.

                  "Know-How" shall mean all know-how, technology, confidential information, data, procedures, documents and trade secrets belonging to Sclavo or SciClone concerning the development, manufacture, testing and/or commercial exploitation of the Licensed Products, including all correspondence with respect to the Licensed Products between Sclavo and sublicensees or potential sublicensees of the Licensed Products in the Territory.

                  "License Agreement" shall mean the License Agreement entered into between SciClone and Sclavo, dated April 21, 1997, pursuant to which SciClone granted certain license rights to Sclavo in the Territory for the Licensed Products.

                  "Licensed Product" or "Licensed Products" shall mean TA-1 (including bulk and/or finished product) and any and all Improvements.

                  "Licensed Territory" shall mean the countries of Italy, Spain and Portugal.

                  "Manufacturing Agreement" shall mean the Manufacturing Services Agreement entered into between SPIL and Sclavo, dated July 27, 1993.



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                  "Manufacturing Technology" shall mean all trade secrets and other proprietary rights, technical information, designs, studies, data, reports, financial and cost information, regulatory expertise, correspondence, manufacturing processes, procedures, formulae, discoveries, technology, patents and Know-How, both oral and written, which are necessary or useful for the manufacturing of Licensed Products and which are owned by SciClone or Sclavo or to which SciClone or Sclavo has rights, relating to the formulation, compounding, synthesis, cleavage, quality control, manufacture and testing of the Licensed Products.

                  "Materials" shall mean all materials and documents created by SciClone and/or Sclavo during the period of operation of the License Agreement or the Manufacturing Agreement relating to the Licensed Products, including without limitation, software material, the Translated Materials, equipment, labels, bulk material, finished material, ampoules, vials, supplies, literature, packaging, and any other items (collectively hereinafter called the "Materials") and in the possession of Sclavo or to which Sclavo has rights as of the Effective Date.


                  "Notified Body" shall mean any standards, testing or certification body appointed by a Member State of the European Union and notified to the Commission as competent to access Licensed Products.

                  "Party" or "Parties" shall mean Sclavo and SciClone.

                  "Pending Applications" shall mean any and all pending or planned applications or filings for regulatory approvals applicable to the Licensed Products in the Territory, including without limitation, applications or filings for marketing approvals, clinical trials, manufacturing approvals or other regulatory submissions with any governmental agency in the Territory, to which Sclavo has rights.

                  "Permitted Nominee" is defined in Section 5.1(b).

                  "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

                  "Records" shall mean complete and accurate records belonging to Sclavo or to which Sclavo has access, of the production and distribution of each batch of Licensed Products under either the License Agreement and/or the Manufacturing Agreement, showing date of production and control, name and address of first purchaser and the Licensed Product serial number and lot number.

                  "Registration" is defined in Section 5.2(a).

                  "Restricted Information" shall mean all information which has been disclosed to Sclavo by SciClone (or SciClone's Affiliates) or by SciClone to Sclavo in connection with any


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agreement entered into by the Parties or their Affiliates, whether orally or in writing, and all Know-How and Manufacturing Technology.

                  "SciClone" shall mean SciClone Pharmaceuticals, Inc., a California corporation.

                  "Sclavo" shall mean Sclavo S.p.A., an Italian company.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Shares" shall mean the shares of common stock of SciClone Pharmaceuticals, Inc., to be issued to Sclavo (or a Permitted Nominee) as specified and determined pursuant to Section 5.1 hereof.

                  "Specified Approvals" are those certain specified Approvals listed on Schedule 1 attached hereto which are to be transferred to or obtained by the SRL Subsidiary prior to the Closing Date.

                  "SPIL" is defined in Recital A hereof.

                  "SRL and Transfer Agreement" shall mean the agreement signed by Sclavo, SciClone, Donald R. Sellers and the SRL Subsidiary, pursuant to which
(i) certain specified Approvals are to be transferred to or obtained by the SRL Subsidiary prior to the Closing Date, and (ii) ownership of the SRL Subsidiary is to be transferred to Sclavo if the closing of this Agreement does not occur.

                  "SRL Subsidiary" is defined in Section 5.5 hereof.

                  "TA-1" shall mean Thymosin alpha 1, consisting of the sequence of amino acids commonly ascribed to that peptide in the existing scientific literature and as described in Exhibit C attached hereto.
                  "Territory" shall mean Italy, Spain and Portugal.

                  "Trademark" shall mean Sclavo's trademark "Timosina" and any other trademark used in the past by Sclavo with respect to the Licensed Product.

                  "Transferred Items" shall mean all rights of Sclavo relating to the Licensed Products, including without limitation, the Inventions (including copyrights on Translated Materials and Clinical Trials) Clinical Trials, Materials, Trademarks, Approvals, Pending Applications, Improvements, Translated Materials, Know-How, Manufacturing Technology, Records and Restricted Information (collectively called the "Transferred Items").



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                  "Translated Materials" shall mean any Sclavo material which
Sclavo must have translated into a language other than English to meet Applicable Laws, with respect to the Licensed Product.


                                   ARTICLE II

                         Representations and Warranties

         2.1 Representations and Warranties by Sclavo. In order to induce SciClone to enter into and perform this Agreement, Sclavo hereby makes the representations and warranties set forth in Exhibit A attached hereto, subject to the exceptions set forth on the Schedule of Exceptions attached hereto as Exhibit A-1.

         2.2 Representations and Warranties by SciClone. In order to induce Sclavo to enter into and perform this Agreement, SciClone hereby makes the representations and warranties set forth in Exhibit B attached hereto, subject to the exceptions set forth on the Schedule of Exceptions attached hereto as Exhibit B-1.


                                   ARTICLE III

                             Implementation Schedule

         3.1 Effective Date.

                  (a) Upon both Parties signing and delivering this Agreement, this Agreement shall be effective and binding on both Parties; and within two
(2) business days thereafter, SciClone shall deliver to Sclavo (or a Permitted Nominee, at the election of Sclavo) US$100,000 by wire transfer as a portion of the Cash Price payable pursuant to Section 5.1 hereof.

                  (b) Immediately after the Effective Date, both parties shall prepare and submit to the appropriate authorities all paperwork necessary to achieve the Closing Items in Section 6.2.

         3.2 Closing. Upon both Parties completing the Closing Items as specified in Section 6.2 hereof on the Closing Date, (i) SciClone shall deliver to Sclavo (or a Permitted Nominee, at the election of Sclavo) US$900,000 (subject to the credit, if any, for any sum paid or payable by SciClone pursuant to the AIC Purchase and Sale Agreement) by wire transfer as the remaining portion of the Cash Price payable pursuant to Section 5.1 hereof, and (ii) SciClone shall issue and deliver to Sclavo (or a Permitted Nominee, at the election of Sclavo) the Shares as specified in Section 5.1 hereof.




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                                   ARTICLE IV

                              Obligations of Sclavo

         4.1 Sclavo's Obligations on Effective Date. Upon the Effective Date, Sclavo agrees that:

                  (a) Sclavo shall cease to use, manufacture, test, promote, market, advertise or conduct research with regard to the Licensed Products, and Sclavo shall cease to use the Trademark, the rights under the License Agreement and/or the Manufacturing Agreement. Sclavo hereby agrees that the License Agreement and the Manufacturing Agreement are hereby terminated.

                  (b) Sclavo shall furnish to ISF S.p.A. a written consent, in the form attached hereto as Exhibit D, for ISF to enter into and perform any manufacturing services or agreement with SciClone as SciClone and ISF may mutually approve for the Licensed Products. Additionally, Sclavo shall cooperate with SciClone and ISF, and Sclavo shall sign and deliver all papers, as may be needed to promptly and efficiently transfer all manufacturing and export approvals for the Licensed Products to SciClone and/or ISF, as reasonably and timely requested by SciClone.

                  (c) The reference to SciClone in Sections 4.1(b), 4.2, 4.3, 4.4, 4.5 4.6, and 6.2 shall mean SciClone and/or an Affiliate of SciClone for which SciClone has given a timely written notice to Sclavo that SciClone has designated an Affiliate to be so referenced and included, and as is permitted by the Applicable Laws. For avoidance of doubt, and as an example of the foregoing, SciClone shall have the right to designate an Affiliate (e.g., SPIL) to be the transferee of one or more of the Transferred Items, if the Affiliate is permitted to be the transferee by Applicable Law. In order to facilitate Sclavo's prompt preparation of the appropriate papers to accomplish the transfers of the Transferred Items, SciClone (rather than an Affiliate) shall be the transferee unless an express designation for a particular Affiliate is given to Sclavo in advance of Sclavo's preparation of the transfer papers.

         4.2 Sclavo's Obligations Prior to the Closing Date. Between the Effective Date and the Closing Date, Sclavo agrees that:

                  (a) Sclavo shall transfer to the SRL Subsidiary the Specified Approvals as soon as feasible after the Effective Date.

                  (b) Sclavo shall cooperate and sign any and all papers as may be necessary to allow SciClone (or the SRL Subsidiary, as to the Specified Approvals) to obtain (by transfer from Sclavo or by new grant from the appropriate party), all of the Transferred Items (which includes the Pending Applications and the Approvals) necessary or advisable for the Licensed Products, including without limitation, signing papers applicable to any past or pending Clinical Trials. Without limiting the generality of the foregoing, to the extent that SciClone needs to apply for a new AIC with respect to the Specified Approvals (rather than Sclavo transferring the


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existing AIC), then Sclavo shall sign and file any papers that may assist
SciClone to obtain said new AIC.

                  (c) Sclavo shall return to SciClone at a location specified by SciClone, or account for in the case of material consumed or provided to a third party, all of the Materials.

                  (d) Sclavo shall provide to SciClone all reasonable cooperation with respect to the Licensed Products (including, but without limitation, access to documents, personnel and premises) to enable SciClone to comply with all requirements imposed on SciClone by the FDA, a Competent Authority or a Notified Body.

                  (e) Sclavo shall authorize SciClone to deal, with regard to the Licensed Products, with Sclavo's clients, with parties and persons identified in the Records, and in general with third parties, at SciClone's sole discretion, to the extent deemed necessary or advisable in the discretion of SciClone, provided, that except for the authority granted herein, SciClone shall not hold itself out (or permit any person to hold itself out) as being authorized to bind Sclavo in any way, nor to do any act, with regard to Sclavo's clients which may adversely affect Sclavo.

                  (f) Sclavo shall give to SciClone the right and access, from the Effective Date until two years after the Closing Date, to inspect any and all matters with respect to the Licensed Products as may be reasonable and appropriate to enable SciClone to confirm and verify the validity and accuracy of Sclavo's representations and warranties, and Sclavo's performance of obligations, as specified in this Agreement.

         4.3 Adverse Event. Prior to the Effective Date, Sclavo has furnished to SciClone a written report as to any and all Adverse Events known to Sclavo, as summarized in Exhibit A at item 12. For the period of five (5) years immediately following the Effective Date, Sclavo shall immediately report in writing to SciClone any Adverse Event that comes to the attention of Sclavo, so that SciClone can comply with all Applicable Laws.

         4.4 Non-Competition. For the period of three (3) years immediately following the Effective Date, Sclavo and its Affiliates shall not, directly or indirectly, engage in any competition with the Licensed Products, by way of any TA-1 material or product or by way of any derivative, analog, or subsequent generation of TA-1. In the event that Sclavo enters into a distributorship agreement with SciClone pursuant to Section 5.6 hereof, this Section 4.4 shall not preclude Sclavo from performing those activities as contemplated by said agreement.

         4.5      Prorations of Expenses.

                  (a) In consideration of the Cash Price and the Shares to be received by Sclavo pursuant to this Agreement, Sclavo shall be responsible for and shall pay for all expenses with respect to all of the Transferred Items arising or accrued up to the Effective Date. Sclavo shall pay all transfer fees, filing fees and other governmental charges required for Sclavo to transfer to SciClone and/or to the SRL Subsidiary the Transferred Items or needed to complete said transfers, or needed to complete the transfers or enable the SRL Subsidiary to obtain the Specified Approvals.



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                  (b) SciClone shall be responsible for and shall pay for only those obligations which SciClone expressly creates or expressly assumes with respect to the Licensed Products and the Transferred Items, and SciClone shall not otherwise be responsible for any obligations or liabilities created by Sclavo, including without limitation, any products liability for products made or sold by Sclavo, or for any other liabilities or obligations resulting from Sclavo's past activities. SciClone shall bear and pay the costs to form and operate the SRL Subsidiary. SciClone shall bear and pay the transportation and freight charges for Sclavo to deliver to SciClone the Materials as specified in
Section 4.2(c) hereof.

                  (c) Sclavo shall be responsible for and shall pay for all of Sclavo's obligations and expenses arising or accrued with respect to the License Agreement and the Manufacturing Agreement up to the Effective Date. SciClone and Sclavo hereby agree that neither Party shall have any other obligation of any nature whatsoever with respect to the other Party or to the other Party's Affiliates with respect to the License Agreement and/or the Manufacturing Agreement after the Effective Date, unless such agreements are revived pursuant to Section 10.3 herein, and except for any indemnity claim arising and permitted thereunder, due to a third party's claim.

         4.6 Clinical Trials. From the Effective Date and continuing to the Closing Date, (i) Sclavo shall use good faith and diligent efforts to maintain until the Closing Date the current status of the Clinical Trials described in
Section 10 of Exhibit A attached hereto, and (ii) Sclavo shall use good faith and diligent efforts to satisfy or otherwise resolve all outstanding obligations of Sclavo with respect to the Clinical Trials. SciClone shall have no responsibility for payment of any costs or other obligations arising prior to the Effective Date with respect to the Clinical Trials. The parties will use their best efforts to come to a mutual agreement with respect to the allocation of any Clinical Trial expenses which are fairly applicable and allocable to time periods both before and after the Effective Date.

         4.7 Verification; Refund of Consideration. From the Effective Date and continuing to the Closing Date, Sclavo shall cooperate and assist with respect to providing appropriate and satisfactory verification to SciClone showing (i) that all of Sclavo's representations and warranties are and remain true and accurate, and (ii) that Sclavo will be able to effectively transfer all of the Specified Approvals, and (iii) that SciClone's registration to sell, market, test and develop TA-1 in Italy will be unencumbered and unrestricted by any prior rights held by other parties granted by Sclavo without SciClone's consent (collectively called the "Verifications"). If the Verifications are not provided to SciClone's reasonable satisfaction and the Closing Items are not completed, such that this Agreement is terminated, then Sclavo shall refund to SciClone (i) the US$100,000 paid pursuant to Section 3.1(a) hereof, and (ii) the 200 million lire paid pursuant to the AIC Purchase and Sale Agreement, and (iii) any other part of the Cash Price or Shares given by SciClone to Sclavo pursuant to this Agreement.

         4.8 Sclavo Affiliates. The reference to Sclavo in the following sections shall mean both Sclavo and Sclavo's Affiliates, to the extent applicable: Sections 4.1, 4.2, 4.4, 4.5, 4.6, 4.7, 7.1, 8.1, 10.2 and Exhibit A.
To the extent applicable, Sclavo shall cause its Affiliates to abide by said sections and to perform in accordance with said sections.




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                                    ARTICLE V

                             Obligations of SciClone

         5.1      Purchase Price.

                  (a) SciClone shall pay to Sclavo for the acquisition of all the rights and titles under this Agreement a global consideration consisting of
(i) an amount of US$1,000,000 in cash (the "Cash Price"), and (ii) a number of shares of SciClone Pharmaceuticals, Inc. Common Stock equivalent to a value of US$1,500,000 (the "Shares"). The number of the Shares shall be equal to US$1,500,000 divided by the average closing sale price per share of SciClone Pharmaceuticals Inc. common stock as reported on the Nasdaq National Market for the twenty (20) trading days immediately preceding the date that is three (3) trading days prior to the Closing Date.





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                  (b) The payment of some or all of the Cash Price and/or the issuance of some or all of the Shares may be made to a nominee of Sclavo, upon the written election of Sclavo delivered to SciClone prior to the date the payment or issuance is otherwise due, so long as (i) it is legally permissible to do so, and (ii) SciClone does not thereby incur or suffer any adverse tax consequences or additional expenses, obligations, liabilities, risks or other detriments. Such a nominee shall be referred to as a "Permitted Nominee." References to Sclavo in this Agreement at Sections 3.1, 3.2, 5.1, 5.2, 5.3, 5.4, 5.5, 5.6 shall also be deemed to include any such Permitted Nominee when applicable.

         5.2      Share Registration.

                  (a) Promptly following the issuance and delivery of the shares to Sclavo (or a Permitted Nominee), SciClone shall register the sale of said Shares by Sclavo (or a Permitted Nominee) (which for purposes of this Section
5.2 shall mean and include any and all other persons or entities who or which may hold any of the Shares by permitted private transfer from Sclavo) on Form S-3 (the "Registration") in accordance with applicable rules of the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or any similar United States federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time of the registration, and on all of the terms and conditions of this Section 5.2. SciClone shall keep the Registration in effect for a period of one year from the date of the issuance of the Shares to Sclavo so that Sclavo is able to resell all of the Shares it holds without volume restriction on the public market in the United States pursuant to the Registration and/or pursuant to SEC Rule 144 pursuant to the Securities Act.

                  (b) SciClone shall bear all Registration Expenses incurred in connection with the Registration. "Registration Expenses" shall mean and include all expenses, except as otherwise stated below, incurred by SciClone in registering the Shares and maintaining the Registration in effect for the required period, including, without limitation, any and all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for SciClone, reasonable fees and disbursements of one special counsel for Sclavo, if any (with a maximum limit of $5,000), and the expense of any special audits incident to or required by the Registration.

                  (c) In connection with the Registration, SciClone shall:

                           (i) Prepare and file with the SEC a Registration
Statement on Form S-3 with respect to the Shares and use its reasonable best efforts to cause such Registration Statement to become and remain effective as provided in this Section 5.2;

                           (ii) Keep Sclavo advised in writing as to the
initiation of the Registration and to the completion and effectiveness thereof; and

                           (iii) Furnish to Sclavo such reasonable number of
copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as Sclavo may reasonably request in order to facilitate the sale of the Shares.



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                  (d) Sclavo shall furnish to SciClone such information
regarding Sclavo, the Shares held by Sclavo and the distribution proposed by Sclavo as SciClone may request in writing and only as shall be necessary to enable SciClone to comply with the provisions hereof in connection with the Registration.

                  (e) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Shares to the public without registration, SciClone agrees to use its reasonable best efforts to:

                           (i) Make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act, for at least the next two years after the Effective Date;

                           (ii) File with the SEC in a timely manner all reports
and other documents required of SciClone under the Securities Act and the Exchange Act; and

                           (iii) Furnish to Sclavo forthwith upon request a
written statement by SciClone as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of SciClone, and such other reports and documents of SciClone and other information in the possession of or reasonably obtainable by SciClone as Sclavo may reasonably request in availing itself of any rule or regulation of the SEC allowing Sclavo to sell any of the Shares without registration.

         5.3      Indemnification Regarding Share Registration.

                  (a) SciClone agrees to indemnify and hold harmless Sclavo, its officers, directors, agents and employees and each Person, if any, who control any such Person within the meaning of either Section 15 of the Securities Act, or Section 20 of the Exchange Act (a "Control Person"), against all Damages caused by, arising out of, or based upon (i) any failure of SciClone to comply with any and all securities laws, rules or regulations, (ii) any breach by SciClone of its obligations under this Agreement, or (iii) any untrue or alleged untrue statement of material fact contained in the Registration Statement, any related prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such untrue statement or omission was caused by or contained in any information furnished in writing to SciClone by Sclavo expressly for use therein or by Sclavo's failure to deliver a copy of a current prospectus (as amended or supplemented) after SciClone has furnished Sclavo with a sufficient number of copies for such purpose.

                  (b) Sclavo agrees to indemnify SciClone, its directors and officers and each Control Person of SciClone against all Damages resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement any related prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Sclavo expressly for use therein.

                  (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified Person's reasonable judgment a conflict of interest between such indemnified Person and indemnifying party exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. If such defense is assumed, the indemnifying party will not be subject to any liability for any consent to the entry of any judgment or any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (other than local counsel, as necessary) with respect to such claim for all indemnified Persons, unless in the reasonable judgment of any indemnified Person a conflict of interest exists between such indemnified Person and any other indemnified Person with respect to such claim. The indemnifying party shall not, without the prior written consent of the indemnified Person, effect any settlement or compromise of any pending or threatened proceeding in respect of which such indemnified Person is or could have been a party, and indemnity could have been sought hereunder by such indemnified Person, unless such settlement (i) includes an unconditional written release of such indemnified Person, in form and substance reasonably satisfactory to such indemnified Person, from all liability on the claims that are the subject matter of such settlement, (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified Person, and (iii) the sole relief provided consists of monetary damages that are paid in full by the indemnifying party.

                  (d)      Contribution.

                           (i) To the extent that the indemnification provided
for in this Section 5.3 is for any reason unavailable to, or insufficient to hold harmless, an indemnified Person in respect of any losses, claims, damages or liabilities, then the indemnifying party, in lieu of indemnifying such indemnified person hereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of indemnifying party on the one hand and the indemnified Person on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the indemnifying party and the indemnified Person shall be determined by reference to, among other things, whether the untrue statement or a material fact or the omission or alleged omission to state a material fact relates to information supplied by SciClone on the one hand or Sclavo on the other, their relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

                           (ii) The parties agree that it would not be just and
equitable if contribution pursuant to this Section 5.3 were determined by any method of allocation that does not take account of the equitable considerations referred to in paragraph 5.3(d)(i). The amount paid or payable by an indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph 5.3(d)(i) shall include all reasonable legal or other expenses actually incurred by such indemnified Person in connection with investigating and defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                           (iii) The indemnity and contribution agreements
contained in this Section 5.3 are in addition to any liability that an indemnifying party otherwise may have to the indemnified Person.

                  (e) The indemnification provided for under this Section 5.3 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling person of such indemnified Person and will survive the sale or transfer of the Shares.

         5.4 Share Resale Restriction. Sclavo agrees that during each of the first nine calendar months following the Registration effective date, Sclavo will not sell more than one-ninth (1/9) of the original number of Shares issued to Sclavo; provided, however, during the first month of such nine months, Sclavo may sell up to one-ninth (1/9) multiplied by the number of full months which have elapsed between the Effective Date of this Agreement and the effective date of the Registration. As an example of the foregoing, if 45 days have so elapsed, then one-ninth (1/9) may be sold, but if 70 days have elapsed, then two-ninths (2/9) may be sold. Sclavo agrees that the resale of the Shares shall be made exclusively through such reputable broker(s) each of which must be pre-approved in writing by SciClone, which approval will not be withheld or delayed unreasonably.

         5.5 SRL Subsidiary. As soon as is reasonably feasible, and prior to the Closing Date, SciClone shall establish an SRL Italian private company (the "SRL Subsidiary"), to be named "SciClone Pharmaceuticals Italy S.r.l." to be owned 98% by SciClone and 2% by Donald Sellers (an individual). The SRL Subsidiary shall be the transferee of the Specified Approvals, and any other of the Transferred Items to be transferred to the SRL Subsidiary pursuant to Section 4.1(c) hereof. SciClone, Sclavo and the SRL Subsidiary shall sign and abide by the SRL and Transfer Agreement and the AIC Purchase and Sale Agreement, pursuant to which agreements the Specified Approvals are to be transferred from Sclavo to the SRL Subsidiary prior to the Closing Date.

         5.6 Non-Exclusive Distributor. SciClone shall offer to Sclavo the opportunity for Sclavo to be one of three non-exclusive, third party distributors in Italy for the Licensed Product, on terms and conditions which are not less favorable to Sclavo than the terms given by SciClone to any other non-exclusive, third party, comparable distributor appointed by SciClone in Italy for the Licensed Products. Promptly after SciClone appoints its first third party distributor in Italy for the Licensed Product, SciClone shall give Sclavo written notice thereof and of the terms of said appointment, and SciClone shall offer the same terms to Sclavo. If Sclavo does not accept such offer within ninety (90) days after Sclavo receives the offer, then SciClone shall have no further obligations pursuant to this Section 5.6.

         5.7 Continuation of Warranties. SciClone hereby covenants to take all actions necessary to cause the warranties set forth in Section 5 and 6 of Exhibit B attached hereto to also be true and effective as of the Closing Date.


                                   ARTICLE VI

                             Closing Date and Items

         6.1 Closing Date. The "Closing Date" is the date to be specified by SciClone which shall be within five (5) business days following the date when all of the Closing Items specified in Section 6.2 have been completed. The parties shall use their reasonable best efforts to complete the Closing Items within ninety (90) days after the Effective Date. At the Closing Date, SciClone shall deliver the remainder of the Cash Price and the Shares as specified in
Section 3.2 hereof.

         6.2      Closing Items.  The "Closing Items" are the following:

                  (a) Sclavo shall furnish to SciClone written evidence to the reasonable satisfaction of SciClone that Sclavo has completed and performed all of Sclavo's obligations as set forth in Section 4.2 hereof, other than that part of the obligation in Section 4.1(f) hereof which continues after the Closing Date.

                  (b) Sclavo and/or SciClone shall have obtained all third party approvals (including governmental approvals) as may be necessary for the effective transfer from Sclavo to SciClone (or the SRL Subsidiary, as to the Specified Approvals) of all items constituting the Transferred Items, and the Transferred Items (including the Specified Approvals) shall have been so transferred to, or otherwise obtained for, SciClone or its Affiliates or the SRL Subsidiary. Without limiting the generality of the foregoing, the Specified Approvals for the Licensed Products shall have been transferred to the SRL Subsidiary, and SciClone or the SRL Subsidiary shall have received all rights of Sclavo in respect of the necessary AIC approvals and other approvals for the Licensed Products in the Licensed Territory, and SciClone or the SRL Subsidiary shall have received all other Transferred Items (including the Specified Approvals.

                  (c) All of Sclavo's representations and warranties set forth in Exhibit A attached hereto shall have remained accurate, true and correct as of the Closing Date, and Sclavo shall have delivered to SciClone an officer's certificate warranting the same in the form of Exhibit E attached hereto.

                  (d) Any of the Specified Approvals which are subject to the SRL and Transfer Agreement and/or the AIC Purchase and Sale Agreement shall be transferred to the SRL

Subsidiary, pursuant to the SRL and Transfer Agreement and/or the AIC Purchase and Sale Agreement, without any remaining conditions or restrictions.

                  (e) Each of Sclavo and SciClone shall have complied fully with all obligations which the party is to perform prior to the Closing Date, and Sclavo and SciClone shall furnish to each other written evidence of said compliance to the reasonable satisfaction of each other.


                                   ARTICLE VII

                        Confidentiality and Press Release

         7.1 After the Effective Date, Sclavo shall keep all Restricted Information disclosed to it by SciClone (or SciClone's Affiliates) strictly confidential, refrain from using any such Restricted Information for any purpose other than the performance of the obligations under this Agreement, and return to SciClone any materials falling within such Restricted Information. Any such Restricted Information may be used by Sclavo for any purpose, or disclosed by Sclavo to any other person, only to the extent that:

                  (a) it is at the date hereof, or hereafter becomes, public knowledge through no fault of Sclavo (provided that in doing so Sclavo shall not disclose any Restricted Information which is not public knowledge); or

                  (b) it can be shown by Sclavo, to the reasonable satisfaction of SciClone, to have been known to Sclavo prior to it being disclosed by SciClone to Sclavo or prior to it being developed or obtained by Sclavo in connection with the Licensed Products.

         7.2 After the Effective Date, SciClone shall keep strictly confidential any Restricted Information of Sclavo which Sclavo has disclosed to SciClone, if any, which is not related to the Licensed Products; and SciClone shall refrain from using any such confidential information. This provision shall cease to be applicable as to any information that:

                  (a) is at the date hereof, or hereafter becomes, public knowledge through no fault of SciClone; or

                  (b) can be shown by SciClone, to the reasonable satisfaction of Sclavo, to have been known to SciClone prior to it being disclosed by Sclavo to SciClone.

         7.3 SciClone will submit to Sclavo a draft of any proposed U.S. press release, and Sclavo will submit to SciClone a draft of any proposed press release in the European Union countries, regarding this Agreement or the subject matter hereof, or any right, obligation or development thereunder. Such press releases will be subject to prior review by the other party, and the other party's suggested revisions will be sent to the releasing party by facsimile within three days of receipt by the other party of the draft press release. The suggested revisions will be considered, and will not be unreasonably rejected, withheld or delayed. Any SciClone press release in a European Union country and any Sclavo press release in the U.S. shall require the written consent of the other party prior to issue of such press release, and such consent shall not be unreasonably withheld or delayed.

                                  ARTICLE VIII

                                    Indemnity

         8.1 Indemnity by Sclavo. Sclavo shall indemnify and defend SciClone for, and hold SciClone harmless from, any damage, loss and liability in general, including attorney's fees and expenses, which SciClone and/or its officers, directors, agents, employees or assignees may incur

(i) for any products liability claims arising from acts or omissions by Sclavo occurring up to the Effective Date of this Agreement with respect to the Licensed Products, or (ii) for any breach or default by Sclavo of any contract, commitment or understanding (e.g., co-marketing understandings) between Sclavo and third parties with respect to the Licensed Products, or (iii) for any breach by Sclavo of any of its covenants, representations or warranties contained in this Agreement.

         8.2 Procedure. In the event of any indemnity claim under Section 8.1 hereof, SciClone shall give written notice thereof to Sclavo, and Sclavo shall be given a reasonable opportunity to remedy, satisfy and/or protest such claim. Pending a resolution of any such indemnity claim, SciClone shall be entitled to postpone any remaining payments to Sclavo in the amount of such claim. In the event of any indemnity claim under Section 8.1 hereof, SciClone may pursue any remedy available in law or equity through the arbitration procedure specified in
Article IX hereof.


                                   ARTICLE IX

                                   Arbitration

         9.1 Arbitration. Any and all disputes arising out of this Agreement, including those concerning its validity, interpretation, performance, termination or collection of an indemnity claim, shall be referred to binding arbitration according to the rules of conciliation and arbitration of the International Chamber of Commerce, which the Parties hereby declare to accept. The arbitrators shall make decisions according to English law. The arbitration will be conducted in the English language. The place of arbitration will be in London, England. The arbitrators shall have the discretion and authority to require the losing party to reimburse the prevailing party some or all of the prevailing party's expenses (including attorney's fees) incurred in connection with the arbitration proceeding.


                                    ARTICLE X

                                   Termination

         10.1 Default. In the event a Party defaults in the performance of its obligations under this Agreement, or in the event a Party is in breach or default of its representations and warranties contained in this Agreement, and said default is not cured within thirty (30) days after written notice of thereof is delivered to the defaulting Party, then the non-defaulting Party may thereafter, either before or after the Closing Date, (i) terminate this Agreement and/or terminate all future performance obligations under this Agreement, by delivering written notice of such termination to the defaulting Party, and/or (ii) pursue any other remedies available at law or equity, including without limitation the collection of damages caused by said default, through the arbitration procedure specified in Article IX hereof.

         10.2 Inability to Transfer. In the event that Sclavo, despite its best efforts, is unable to transfer to SciClone (or its Affiliates), or otherwise enable SciClone or its Affiliates to obtain, within six (6) months following the Effective Date all of the Transferred Items (other than those items which SciClone concludes are not essential) due to some governmental or legal impediment or other force majeure which is beyond the control of Sclavo, then Sclavo and SciClone shall meet promptly in order to evaluate and determine if Sclavo will be able to complete the transfer of, or otherwise enable SciClone or its Affiliates to obtain, the Transferred Items within a reasonable period of time. If the Parties conclude in good faith that Sclavo will not be able to complete the transfer of, or otherwise enable SciClone or its Affiliates to obtain, the Transferred Items within a reasonable period of time, then either Sclavo or SciClone shall have the right to terminate this Agreement by delivering a written notice of termination to the other Party.

         10.3 Effect of Termination. Upon any termination of this Agreement, (i) the terminated License Agreement and Manufacturing Agreement shall be revived automatically and shall remain in effect, (ii) Sclavo and SciClone shall cooperate to reestablish their good working relationship and to perform under the License Agreement and the Manufacturing Services Agreement, (iii) Sclavo shall make the refunds as specified in Section 4.7 hereof, (iv) all other rights and obligations of the Parties pursuant to this Agreement shall terminate, and
(v) a non-defaulting Party may pursue any available remedies against a defaulting Party as specified in Section 10.1 hereof.


                                   ARTICLE XI

                               General Provisions

         11.1 No Assignment By Sclavo. This Agreement is personal to Sclavo. Sclavo shall not assign this Agreement, in whole or in part, directly, by operation of law or otherwise, except with the prior written consent of SciClone, or except as is expressly permitted hereby. No assignment by Sclavo with or without SciClone's consent will relieve Sclavo from any of Sclavo's obligations under this Agreement.

         11.2 Assignment By SciClone. SciClone may assign its rights to receive any benefits and/or to make any payments under this Agreement to any of its Affiliates. Any such assignment by SciClone will not relieve SciClone from any of its obligations under this Agreement.

         11.3 Entirety. This Agreement contains the entire agreement, and supersedes any and all prior agreements, between the Parties relative to its subject. In the event that there is any inconsistency between the terms of this Agreement and the terms of the AIC Purchase and Sale Agreement or the SRL and Transfer Agreement, then the terms of this Agreement shall prevail. This Agreement shall not be amended or rescinded except by a writing signed by both of the Parties.

         11.4 Survival. If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part, the remainder of this Agreement shall continue to be valid and enforceable.

         11.5 Waiver. Any waiver by either Party of the breach of any term or condition of this Agreement will not be considered as a waiver of any subsequent breach of the same or any other term or condition hereof.
Any waiver must be in writing.

         11.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Signatures may be transmitted by facsimile, and once the Parties have transmitted their signatures, this Agreement shall be binding and effective.

         11.7 Writing. Any reference in this Agreement to "writing" includes a reference to a typed or handwritten document, and to telex, cable or facsimile transmission.

         11.8 Headings. The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         11.9 Notice. Any notice or other information required or authorized by this Agreement to be given by either Party to the other Party may be given by hand or sent by telex or telecopier facsimile to the other Party at the principal place of business address set forth below, or to such other principal place of business address as is notified by one Party to the other Party from time to time:

                           SciClone Pharmaceuticals, Inc.
                           901 Mariner's Island Blvd.
                           San Mateo, CA 94404
                           Attention:  President
                           Fax: 650/358-3469

                           Sclavo S.p.A.
                           Via Florentina 1
                           53100 Siena, Italy
                           Attention:  President
                           Fax: 011/39/###-##-####

Any notice or other information sent as specified above by telex or telecopier facsimile transmission shall be deemed to have been duly sent on the date of actual transmission. Any notice or other information sent as specified above by any other means shall be deemed to have been duly sent on the date of actual receipt at the Party's address as specified above.

         11.10 Currency. All payment amounts referenced in this Agreement are to be made in dollar currency of the United States of America. In this regard, any credit pursuant to Section 3.2 hereof applicable to payments made pursuant to the AIC Purchase and Sale Agreement shall be calculated by converting any lire paid pursuant to the AIC Purchase and Sale Agreement into

U.S. dollars, based upon the official exchange rate reported by the Wall Street Journal on the business day immediately preceding the date of any such payment made pursuant to the AIC Purchase and Sale Agreement.

         11.11 Survival. Each representation, warranty, covenant and agreement of the Parties contained in this Agreement shall survive after the Final Closing Date.

         IN WITNESS WHEREOF, the Parties by their authorized representatives have executed this Agreement as of the date and year first above written.


                                  SCLAVO S.p.A.


                                  By:____________________________________
                                  Title:_________________________________


                                  SCICLONE PHARMACEUTICALS, INC.


                                  By:____________________________________
                                  Title:_________________________________

The undersigned (SPIL) hereby consents to and agrees to the termination of the Manufacturing Agreement as specified in the foregoing Agreement at Section 4.1(a).


                                  SCICLONE PHARMACEUTICALS INTERNATIONAL LTD.


                                  By:____________________________________
                                  Title:_________________________________

                                    EXHIBIT A

                      Sclavo Representations and Warranties


         Subject only to the exceptions specified in Exhibit A-1 attached hereto, Sclavo hereby represents and warrants to SciClone as follows:

                  1. Organization. Sclavo is a corporation duly organized, validly existing and in good standing under the laws of Italy.

                  2. Authorization. This Agreement has been duly and validly authorized, executed and delivered by Sclavo, and this Agreement constitutes the valid and binding agreement of Sclavo, enforceable against Sclavo in accordance with its terms. Sclavo has all requisite corporate power and authority to execute, deliver and perform this Agreement. All necessary corporate action on the part of Sclavo has been taken to authorize the execution, delivery and performance of this Agreement.

                  3. Right to Transfer. Sclavo has the right and power to transfer to SciClone all of the Approvals, Pending Applications, Inventions, Clinical Trials, Improvements, Manufacturing Technology, Records, Restricted Information, Materials, Know-How, Trademark, Translated Materials, and other Transferred Items which are to be transferred pursuant to this Agreement, without the need to obtain the approval from any third party (including any governmental agency), other than such approvals as Sclavo shall obtain prior to the Closing Date.

                  4. No Conflicts. The execution, delivery and performance of this Agreement by Sclavo will not result in a breach of, or be in conflict with, any other agreement, authorization, document, governmental permit, approval, law or rule applicable to Sclavo or to the Transferred Items which are to be transferred from Sclavo to SciClone pursuant to this Agreement.

                  5. Current Compliance. With respect to each of the Transferred Items being transferred from Sclavo to SciClone as set forth in Section 4.2 of this Agreement, Sclavo currently is in full compliance with all of Sclavo's obligations with respect to said Transferred Items; there are no existing or pending breaches or defaults by Sclavo, or to the best of the knowledge of Sclavo, any third party with respect to the Transferred Items; neither Sclavo, to the best of the knowledge of Sclavo, nor any third party, (including any governmental agency), has given any notice of termination or default, or intention to declare any termination or default, of any of the Transferred Items; and all of the Transferred Items remain in full force and effect.

                  6. Title. Sclavo has all right, title and ownership interests in and to all of the Transferred Items, and Sclavo is transferring to SciClone good, valid and effective title to all rights and interests in the Transferred Items not later than the Closing Date.

                  7. Manufacturing, Marketing and Distribution Arrangements. Sclavo has not entered into any agreement, arrangement or other understanding with any third party with respect to any manufacturing, testing, storage, marketing, distribution, supply, sublicensing, co-marketing, co-promotion, use, or other activities with respect to the Licensed Product, either oral or written, other than such agreements which have already been performed, completed and terminated, and other than such agreements which are specifically identified on Exhibit A-1 attached hereto.

                  8. Materials. Sclavo does not own or have possession or control over any items used in connection with the development, manufacturing, testing and/or marketing of Licensed Products other than the Materials and the other Transferred Items which are being transferred from Sclavo to SciClone pursuant to this Agreement.

                  9. Third Parties. Sclavo previously granted rights to Sigma Tau Industrie Farmaceutiche Riunite S.p.A., in AIC No.028640, but Sclavo warrants and represents that all such rights passed back to Sclavo as of May 31, 1992, and as set out in the February 19, 1998 letter, attached as Exhibit F. Sclavo previously granted license rights to Ellem Industria Farmaceuticha S.r.l., now Pierre Fabre, for TA-1 in Italy, but Sclavo warrants and represents that all such rights have since expired or passed back to Sclavo. Except as set forth in the preceding two sentences, Sclavo has not assigned, transferred, sublicensed, or otherwise conveyed any rights with respect to any of the Transferred Items or the Licensed Products to any third party, and no third party has asserted or threatened to assert any claims with respect to any of the Transferred Items or the Licensed Products. Sclavo has no information indicating that there will be any problems or delays in the effective transfer from Sclavo to SciClone of all of the Transferred Items.

                  10. Clinical Trial Agreements. Listed below is the identity of each and every one of the clinical trial agreements or clinical trials which Sclavo has sponsored, conducted, funded or provided TA-1 material for, in the past or now has with respect to the Licensed Products:

         A Randomized Controlled Trial of Thymosin-Alpha 1, Versus Interferon Alpha Treatment in Patients with Hepatitis B and Antigen Antibody and Hepatitis B, Virus DNA - Positive Chronic Hepatitis B

All obligations to be performed by Sclavo pursuant to said clinical trial agreements have been performed and completed, excepting only as otherwise set forth on Exhibit A-1 attached hereto. All obligations of the other parties to said clinical trial agreements have been performed and completed, excepting only as otherwise set forth on Exhibit A-1 attached hereto.

                  11. Pending Agreements. There are no agreements of any nature whatsoever, oral or written, entered into by Sclavo with respect to the Licensed Products which remain in effect as of the Effective Date, other than this Agreement and the following listed agreement(s):

             a.   Clinical Trial Agreement(s) set forth in Section 10..

                  12. Adverse Event. Sclavo does not have any information concerning any Adverse Event with respect to the Licensed Product.

                  13. Approvals. Listed below is the identity of each and every one of the Approvals which Sclavo has had in the past or now has with respect to the Licensed Products:

             a. AIC #028364014 for 2mg injectable lyophilised vial in excipient normal purified human albumin

             b.   AIC #028364026 for 1.6mg in excipient mannitol

SciClone reserves the right to add to this list of Approvals, should any additional ones come to light during its due diligence between the Effective Date and Closing Date.

                  14. Pending Applications. Listed below is the identity of each and every one of the Pending Applications with respect to the Licensed Products:

             a. Sclavo has presented indications on TA-1 associated with Alpha-Interferon with regard to lung tumors to the Commissione Unica del Farmacao, C.U.F.

                  15. Inventions. Sclavo does not own or have any ownership or license rights, including patents and patent applications, copyrights and copyright applications, for any Invention in respect of the Licensed Products, except for:

         Italian Patent application No.1216056, entitled "Composizioni Farmaceutiche Contenenti Timusina Alfa 1, with Filippo Lattanzi as the inventor.

                                   EXHIBIT A-1

                             Schedule of Exceptions
                   to Sclavo's Representations and Warranties







None other than:



14. Sclavo is not able to warrant that the Pending Application identified in Section 14 of Exhibit A will ultimately be approved and authorized by the appropriate governmental authorities or that it will result in Approval of any kind.

                                    EXHIBIT B

                     SciClone Representations and Warranties


         Subject only to the exceptions specified in Exhibit B-1 attached hereto, SciClone hereby represents and warrants to Sclavo as follows:

                  1. Organization. SciClone is a corporation duly organized, validly existing and in good standing under the laws of the State of California, U.S.A.

                  2. Authorization. This Agreement has been duly and validly authorized, executed and delivered by SciClone, and this Agreement constitutes the valid and binding agreement of SciClone, enforceable against SciClone in accordance with its terms. SciClone has all requisite corporate power and authority to execute, deliver and perform this Agreement. All necessary corporate action on the part of SciClone has been taken to authorize the execution, delivery and performance of this Agreement.

                  3. Effect of Agreement; Consents. The execution, delivery and performance of this Agreement do not conflict with, or result in a breach of, any other agreement, instrument, document, governmental permit, law or rule affecting SciClone. No consent from any third party or from any governmental authority is required to be obtained on the part of SciClone to permit the consummation of the transactions contemplated by this Agreement, excepting only as may be needed under the laws of the Territory with respect to SciClone being the transferee of the Transferred Items, and except that the registration for the resale of the Shares will need to be completed with the SEC as specified in
Section 5.2 of this Agreement.

                  4. Shares. The Shares to be issued by SciClone to Sclavo pursuant to this Agreement will be, when issued, (i) duly authorized and validly issued to Sclavo or its Permitted Nominee, and (ii) fully paid for and nonassessable. The certificates for the Shares, when delivered to Sclavo or its Permitted Nominee, will be free and clear of all liens or other encumbrances, other than customary securities law restrictive legends until the Shares become registered with the United States Securities and Exchange Commission (the "SEC").

                  5. Condition of SciClone. SciClone has furnished to Sclavo copies of SciClone's most recent filings with the SEC, consisting of its Form 10-K for the year ended December 31, 1996, its Form 10-Q for the quarter ended June 30, 1997, and its proxy statement for the 1997 annual meeting, together with SciClone's annual report to stockholders for the fiscal year ending December 31, 1996. None of said filings or the annual report contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading, and there has not been a material adverse change in the business, properties, assets, condition (financial or other), results of operations or prospects of SciClone since December 31, 1996.

                  6. SEC Filings. SciClone has been subject to the reporting requirements of Section 13 of the Exchange Act for more than 36 months and has filed all of the reports required to be filed thereunder during the 12 months preceding the date hereof.

                                   EXHIBIT B-1

                             Schedule of Exceptions
                  to SciClone's Representations and Warranties







                                      NONE

                                    EXHIBIT D

                             Sclavo's Consent to ISF

                        [Draft for letterhead of Sclavo]

                                __________, 1998


ISF

---------------------
---------------------
---------------------
Italy

         Re:  Manufacturing thymosin alpha 1 Product

Dear ______________:

         This letter is to inform you that Sclavo and SciClone are entering into an agreement pursuant to which Sclavo will no longer be manufacturing thymosin alpha 1 ("TA-1") in Italy. This agreement will have no impact on any arrangement ISF may have as a third party manufacturer for finished thymosin alpha 1 with SciClone or its Affiliates. Sclavo hereby acknowledges that Sclavo has no right to object to ISF entering into any manufacturing or supply agreement for TA-1 with SciClone or its Affiliates.


                                  Sincerely,

                                  SCLAVO S.p.A


                                     By:_________________________________

                                    EXHIBIT E

                          Form of Officer's Certificate



         The undersigned officer of Sclavo S.p.A. ("Sclavo") hereby certifies to SciClone Pharmaceuticals, Inc. ("SciClone"), with respect to that certain Acquisition Agreement dated _________________, 1998 between Sclavo and SciClone (the "Acquisition Agreement"), that:


                  1. I am the duly elected and acting ________________ officer of Sclavo; and

                  2. All of Sclavo's representations and warranties set forth in Exhibit A attached to the Acquisition Agreement (i) are hereby repeated and restated as of the date hereof (the "Closing Date"), and (ii) remain accurate, true and correct as of the Closing Date.



Dated as of: _______________________



                                            ---------------------------------
                                            (signature)


                                            ---------------------------------
                                            (print name)

                                    EXHIBIT F

                             Return of Rights Letter

                              SIGMA-TAU FINANZIARIA

                               ia 19 febbraio 1998

- via fax -

Avv. Maria Cristina Marcucci
Sclavo SpA
Castelvecchio Pascoli
Lucca


Gentile Dottoressa,

Re:      Timosina alpha 1

         In seguito alla varie conversazioni tenutesi sull'argomento in oggetto, la presente per confermarLe quanto segue.

Sigma-Tau Industries Farmaceutiche Riunite SpA ("Sigma-Tau") necessita di alcune informazioni al fine di rinnovare presso il MinSan italiano la propria Autorizzazione all'Immissione in Commercio della specialita farmaceutica denominata PARATIM, contenente Timosina alpha 1.

Sclavo SpA e in posseso di tali informazioni ed e disposta a fornirle a Sigma-Tau. Sigma Tau dichiara che la AIC del PARATIM cosi rinnovata verra usata da Sigma-Tau solo dietro sottoscrizione di un accordo di licenze tra la societa titolare dei diritti sulla Timosina alpha 1 in Italia e Sigma-Tau.

Con i migliori saluti,


Doc. Mauro Bove

 Informal Translation of Mr. Mauro Bove's letter to Dr. Maria Cristina Marcucci



Re: Thymosin Alpha 1

Following our various telephone conversation regarding the captioned product, this is to confirm what follows:

Sigma-Tau Industrie Farmaceutiche Riunite SpA ("Sigma-Tau") needs some information in order to renew with the Italian Ministry of Health its "AIC" for the pharmaceutical specialty named PARATIM containing Thymosin Alpha 1.

Sclavo SpA holds such information and is ready to provide Sigma-Tau with them. Sigma-Tau declares that the "AIC" thus renewed shall only be used by Sigma-Tau after the execution of a license agreement between the company holding the rights on Thymosin Alpha 1 in Italy and Sigma-Tau.

With best regards,

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
RECITALS  ......................................................................................................1

ARTICLE I  Definitions..........................................................................................1

ARTICLE II  Representations and Warranties......................................................................6
         2.1      Representations and Warranties by Sclavo......................................................6
         2.2      Representations and Warranties by SciClone....................................................6

ARTICLE III  Implementation Schedule............................................................................6
         3.1      Effective Date................................................................................6
         3.2      Closing.......................................................................................6

ARTICLE IV  Obligations of Sclavo...............................................................................6
         4.1      Sclavo's Obligations on Effective Date........................................................6
         4.2      Sclavo's Obligations Prior to the Closing Date................................................7
         4.3      Adverse Event.................................................................................8
         4.4      Non-Competition...............................................................................8
         4.5      Prorations of Expenses........................................................................8
         4.6      Clinical Trials...............................................................................9
         4.7      Verification; Refund of Consideration.........................................................9
         4.8      Sclavo Affiliates.............................................................................9

ARTICLE V  Obligations of SciClone..............................................................................9
         5.1      Purchase Price................................................................................9
         5.2      Share Registration...........................................................................10
         5.3      Indemnification Regarding Share Registration.................................................11
         5.4      Share Resale Restriction.....................................................................13
         5.5      SRL Subsidiary...............................................................................13
         5.6      Non-Exclusive Distributor....................................................................13
         5.7      Continuation of Warranties...................................................................14

ARTICLE VI  Closing Date and Items.............................................................................14
         6.1      Closing Date.................................................................................14
         6.2      Closing Items................................................................................14

ARTICLE VII  Confidentiality...................................................................................15

ARTICLE VIII  Indemnity........................................................................................15
         8.1      Indemnity by Sclavo..........................................................................15
         8.2      Procedure....................................................................................16

ARTICLE IX  Arbitration........................................................................................16
         9.1      Arbitration..................................................................................16

ARTICLE X  Termination.........................................................................................16

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
         10.1     Default......................................................................................16
         10.2     Inability to Transfer........................................................................16
         10.3     Effect of Termination........................................................................17

ARTICLE XI  General Provisions.................................................................................17
         11.1     No Assignment By Sclavo......................................................................17
         11.2     Assignment By SciClone.......................................................................17
         11.3     Entirety.....................................................................................17
         11.4     Survival.....................................................................................17
         11.5     Waiver.......................................................................................18
         11.6     Counterparts.................................................................................18
         11.7     Writing......................................................................................18
         11.8     Headings.....................................................................................18
         11.9     Notice.......................................................................................18
         11.10    Currency.....................................................................................18
         11.11    Survival.....................................................................................19

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
RECITALS  ......................................................................................................1

ARTICLE I  Definitions..........................................................................................1

ARTICLE II  Representations and Warranties......................................................................6
         2.1      Representations and Warranties by Sclavo......................................................6
         2.2      Representations and Warranties by SciClone....................................................6

ARTICLE III  Implementation Schedule............................................................................6
         3.1      Effective Date................................................................................6
         3.2      Closing.......................................................................................6

ARTICLE IV  Obligations of Sclavo...............................................................................6
         4.1      Sclavo's Obligations on Effective Date........................................................6
         4.2      Sclavo's Obligations Prior to the Closing Date................................................7
         4.3      Adverse Event.................................................................................8
         4.4      Non-Competition...............................................................................8
         4.5      Prorations of Expenses........................................................................8
         4.6      Clinical Trials...............................................................................9
         4.7      Verification; Refund of Consideration.........................................................9
         4.8      Sclavo Affiliates.............................................................................9

ARTICLE V  Obligations of SciClone..............................................................................9
         5.1      Purchase Price................................................................................9
         5.2      Share Registration...........................................................................10
         5.3      Indemnification Regarding Share Registration.................................................11
         5.4      Share Resale Restriction.....................................................................13
         5.5      SRL Subsidiary...............................................................................13
         5.6      Non-Exclusive Distributor....................................................................13
         5.7      Continuation of Warranties...................................................................14

ARTICLE VI  Closing Date and Items.............................................................................14
         6.1      Closing Date.................................................................................14
         6.2      Closing Items................................................................................14

ARTICLE VII  Confidentiality...................................................................................15

ARTICLE VIII  Indemnity........................................................................................15
         8.1      Indemnity by Sclavo..........................................................................15
         8.2      Procedure....................................................................................16

ARTICLE IX  Arbitration........................................................................................16
         9.1      Arbitration..................................................................................16

ARTICLE X  Termination.........................................................................................16

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
         10.1     Default......................................................................................16
         10.2     Inability to Transfer........................................................................16
         10.3     Effect of Termination........................................................................17

ARTICLE XI  General Provisions.................................................................................17
         11.1     No Assignment By Sclavo......................................................................17
         11.2     Assignment By SciClone.......................................................................17
         11.3     Entirety.....................................................................................17
         11.4     Survival.....................................................................................17
         11.5     Waiver.......................................................................................18
         11.6     Counterparts.................................................................................18
         11.7     Writing......................................................................................18
         11.8     Headings.....................................................................................18
         11.9     Notice.......................................................................................18
         11.10    Currency.....................................................................................18
         11.11    Survival.....................................................................................19



                                      -ii-